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                                    DETACH HERE

                                                                    EXHIBIT 99.1

                                      PROXY

                               COMMERCE ONE, INC.


           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                  SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

                             TUESDAY, JUNE 12, 2001

     The undersigned hereby appoints Peter F. Revere and Robert M. Tarkoff or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Commerce One, Inc. (the "Company") to be held at Carr America Conference Center Auditorium, 4400 Rosewood Avenue, Pleasanton, California on June 12, 2001 at 10:00 a.m., local time, any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

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SEE REVERSE SIDE                       CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE                SEE REVERSE SIDE
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VOTE BY TELEPHONE                                   VOTE BY INTERNET

It's fast, convenient and immediate!                It's fast, convenient and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

----------------------------------------------------   ----------------------------------------------------

FOLLOW THESE FOUR EASY STEPS:                          FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT AND           1. READ THE ACCOMPANYING PROXY STATEMENT AND
   PROXY CARD.                                            PROXY CARD.

2. CALL THE TOLL-FREE NUMBER                           2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683).                       HTTP://WWW.EPROXYVOTE.COM/CMRC

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER            3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
   LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.            LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.                   4. FOLLOW THE INSTRUCTIONS PROVIDED.
----------------------------------------------------   ----------------------------------------------------
YOUR VOTE IS IMPORTANT!                                YOUR VOTE IS IMPORTANT!
CALL 1-877-PRX-VOTE BEFORE JUNE 12, 2001.              GO TO HTTP://WWW.EPROXYVOTE.COM/CMRC BEFORE JUNE 12, 2001.
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    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

PLEASE BE ADVISED THAT YOU ARE PRESENTLY VOTING ON THE PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING. IN ORDER TO VOTE AT THE ANNUAL MEETING, YOU MUST CAST YOUR VOTE SEPARATELY USING THE WHITE PROXY CARD[S]. IF YOU ARE VOTING VIA THE INTERNET OR TELEPHONE, ONCE YOU HAVE VOTED ON PROPOSALS PRESENTED AT THE SPECIAL MEETING, PLEASE FOLLOW THE PROMPTS WHICH LINK YOU TO THE OTHER MEETING SITE.

                                  DETACH HERE

   /X/ Please mark votes as
       in this example.

         MANAGEMENT HAS PROPOSED AND RECOMMENDS A VOTE FOR THE PROPOSAL.
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1. To adopt the agreement and plan of merger among New Commerce One Holding,           FOR     AGAINST     ABSTAIN
   Inc., New C1 Merger Corporation and Commerce One, Inc. dated as of April 25,         / /       / /         / /
   2001, as the same may be amended from time to time. Adoption of the agreement and plan of merger constitutes approval of the assumption of Commerce One,
   Inc.'s stock plans by New Commerce One Holding, Inc.
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                                 Mark Here for      / /   Mark          / /
                                 Address Change           Here If
                                 and Note at Left:        You Plan
                                                          To Attend
                                                          The Meeting:

                                 Sign exactly as your name(s) appears on your certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President, and by the Secretary or Assistant Secretary, Executors or administrators or other fiduciaries who execute the above Proxy for a deceased Stockholder should give their full title. Please date the Proxy.


                                 Signature                 Date:
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